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                                 EXHIBIT 23.1

         Consent of Independent Accountants - Coopers & Lybrand L.L.P.
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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated August 15, 1995, with respect to the financial statements and schedule of Cisco Systems, Inc. for the year ended July 30, 1995, included in the Annual Report (Form 10-K) for 1995, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 521,495 shares of its common stock and 521,495 options to purchase shares of its common stock.


                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.

San Jose, California
March 29, 1996